Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of the Effective Date (as hereinafter defined) by and among CMH HOLDING CO., a Maryland non-stock corporation (“Holding”), CMH II HOLDING CO., a Maryland non-stock corporation (“Holding II”), CALVERT MEDICAL ARTS CENTER, LLC, a Maryland limited liability company (“Medical Arts” and together with Holding and Holding II, “Sellers”), each having an address at 100 Hospital Road, Prince Frederick, Maryland 20678, Attn: James J. Xinis, CALVERT MEMORIAL HOSPITAL OF CALVERT COUNTY, a Maryland non-stock corporation (“Hospital”), having an address at 100 Hospital Road, Prince Frederick, Maryland 20678, Attn: James J. Xinis and CHP PARTNERS, LP, a Delaware limited partnership, (“Purchaser”), having an address at 450 S. Orange Avenue, Suite 1200, Orlando, FL 32801, Attn: Tracey Bracco and James Schmid. The “Effective Date” shall be the date this Amendment is signed by both Sellers and Purchaser.

RECITALS

WHEREAS, Sellers and Purchaser entered into that certain Purchase Agreement effectively dated as of June 26, 2013 (the “Purchase Agreement”), whereby Purchaser agreed to acquire from Sellers certain Improvements and leasehold interests, all as more fully described in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement, Purchaser was entitled to undertake certain inspections of the Improvements; and

WHEREAS, Purchaser’s inspections revealed the need for certain repairs within the Improvements; and

WHEREAS, Sellers have agreed to provide Purchaser with a credit against the purchase price and to escrow certain funds for the purpose of making such repairs, as more particularly set forth herein; and

WHEREAS, Seller and Purchaser have also agreed to adjust the Review Period and Closing Date; and

WHEREAS, Purchasers and Seller wish to amend the Purchase Agreement as set forth herein for the purpose of memorializing their agreement with respect to the repairs, Review Period and Closing Date.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Sellers agree as follows:

1. Defined Terms. Any capitalized terms not defined herein shall have the meaning given to such terms in the Purchase Agreement.

2. Purchase Price Credit. Sellers agree, at Closing, to provide Purchaser a credit against the Purchase Price equal to One Hundred Eight Thousand and No/100 Dollars ($108,000.00) (the “Purchase Price Credit”), which the parties agree shall be allocated among the Properties in proportion to their relative square footage.

3. Elevator Repair Escrow. Seller agrees to make repairs to the elevators and elevator shafts servicing the buildings commonly known as MOB I, II and III. To the extent such repairs have not been completed on or before the Closing Date, Sellers agree to escrow with a party mutually agreeable to Sellers and Buyer, an amount equal to the lesser of (i) $156,000 or (ii) 120% of the anticipated hard and soft costs (including, but not limited to repair oversight, travel reimbursement, consultant fees and design fees) related to any such repairs which are not completed as of the Closing Date. Upon complete of said repairs as evidenced by a final report from Martha Hulgan & Associates, any amount remaining in the escrow shall be returned to Sellers.

4. Review Period Extension. Notwithstanding anything contained in the Purchase Agreement to the contrary, Seller and Purchaser agree that the “Review Period” shall expire at (i) 5:00 PM EST on August 21, 2013 if Sellers are able to present to the Calvert County Board of Commissioners regarding the ground lease amendment referenced below, or (ii) 5:00 PM EST on August 28, 2013 if Sellers are unable to present to the Calvert County Board of Commissioners regarding the ground lease amendment referenced below on August 20, 2013.

5. Ground Lease Amendments. Sellers and Purchaser acknowledge that Purchaser has required that they obtain amendments to and estoppels for the ground leases underlying the Sublease Interests addressing the issues set forth on Schedule I attached hereto (the “Ground Lease Amendments and Estoppels”).

6. Closing. Notwithstanding anything contained in the Purchase Agreement regarding Closing to the contrary, Sellers and Purchase agree as follows:

A. If Sellers have obtained the Ground Lease Amendments and Estoppels prior to the expiration of the Review Period, the purchase and sale of the Property (the “Closing”) will be held through escrow at the offices of the Title Company and will occur at 11:00 a.m. Maryland time on August 30, 2013, or such earlier date and time as the parties mutually agree (the “Closing Date”).

B. If the Sellers are unable to obtain the Ground Lease Amendments and Estoppels prior to the expiration of the Review Period:

(i) The Closing shall occur on the Closing Date as to all of the Property except for the Sublease Interests, and the Purchase Price shall be adjusted accordingly based on the per-property allocations set forth on Schedule 2.01 to the Purchase Agreement and the entire Earnest Money Deposit applied to such Purchase Price.

(ii) The Sellers and Purchaser agree to deal with the Sublease Interests as follows:

(a) Purchaser shall place an additional Earnest Money Deposit in the amount of $1,000,000 with respect to the Sublease Interests and Seller shall be given sixty (60) calendar days to obtain the Ground Lease Amendments and Estoppels.

(b) If Seller is able to obtain the Ground Lease Amendments and Estoppels within said sixty (60) day period, then Purchaser shall acquire the Sublease Interests for their respective allocation of the Purchase Price and under the same terms and conditions as the initial Closing under the Purchase Agreement. Seller and Purchasers agree to that the second Closing will take place within a commercially reasonable period following Sellers providing the Ground Lease Amendments and Estoppels.

(c) If Sellers are unable to obtain the Ground Lease Amendments and Estoppels within said sixty (60) day period, then the Earnest Money Deposit shall be released to Purchaser and the parties shall be released from any further obligations under the Purchase Agreement, other than those that expressly survive Closing and/or termination of the Purchase Agreement.

7. No Other Amendments. Except as expressly modified, amended or supplemented by this Amendment, all terms, covenants and conditions of the Purchase Agreement remain unchanged and in full force and effect. The parties hereto hereby acknowledge that all of the terms, covenants and conditions of the Purchase Agreement, as hereby modified, amended or supplemented by this Amendment, are hereby ratified and continued and shall continue to be and remain in full force and effect throughout the remainder of the term of the Purchase Agreement, and that the Purchase Agreement and this Amendment shall be read and interpreted as if it was one Purchase Agreement. All oral, course of dealing or implied Purchase Agreements or understandings between the parties that may have existed since the date of the Purchase Agreement are superseded by the terms of this Amendment. There are no oral Purchase Agreements between Sellers and Purchaser.

8. Conflicts. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Purchase Agreement, such conflict shall be resolved in favor of the terms and conditions of this Amendment and the Purchase Agreement shall be construed accordingly.

9. Miscellaneous. It is understood and agreed that this Amendment shall not be binding upon any of the parties hereto until all of the parties hereto shall have executed and delivered the same. This Amendment may be executed by facsimile or by original signature in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed one and the same Purchase Agreement.

[SEE SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, this Amendment has been executed by each of Purchaser, Sellers and Hospital as of the date and year set forth below.

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By:	CHP GP, LLC, a Delaware limited liability company, its general partner

	By:	CNL Healthcare Properties, Inc., a Maryland corporation, managing member of general partner

		By:	/s/ Tracey Bracco
		Name:	Tracey Bracco
		Title:	Vice President
		Date:	August 9, 2013

SELLERS:

CMH HOLDING CO., a Maryland non-stock corporation

By:	/s/ James J. Xinis
	James J. Xinis	/s/ MLS, Owners Rep.
President
Date: August 9, 2013

CMH II HOLDING CO., a Maryland non-stock corporation

By:	/s/ James J. Xinis
	James J. Xinis	/s/ MLS, Owners Rep.
President
Date: August 9, 2013

CALVERT MEDICAL ARTS CENTER, LLC, a Maryland limited liability company

By:	/s/ James J. Xinis
	James J. Xinis	/s/ MLS, Owners Rep.
Title:
Date: August 9, 2013

HOSPITAL:

CALVERT MEMORIAL HOSPITAL OF CALVERT COUNTY, a Maryland non-stock corporation

By:	/s/ James J. Xinis
	James J. Xinis	/s/ MLS, Owners Rep.
President
Date: August 9, 2013

SCHEDULE I

Solomons Island MOB Ground Lease Amendment Requirements

[Intentionally Omitted]